Exhibit 4.6

Confidential

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment #3

To

EXCLUSIVE LICENSE AGREEMENT

Apogee Biotechnology Corporation

and

RedHill Biopharma Ltd

This Amendment is entered into effective as of the date of the last signature below (the “Effective Date”) by and between RedHill Biopharma Ltd (“RedHill”) and Apogee Biotechnology Corporation (“Apogee”) to amend the terms of that Exclusive License Agreement entered into by the parties effective March 30, 2015 (“Agreement”).

NOW, THEREFORE, the mutual covenants set forth herein, the parties agree to amend the terms of the Agreement as follows:

1.

Clause 6.2.1 is hereby modified to:  [****] days following [****]: One Million US Dollars ($1,000,000).  Additionally, [****] days following [****]: Five hundred thousand US Dollars ($500,000). Additionally, [****] days following [****]: Five hundred thousand US Dollars ($500,000).

Notwithstanding the foregoing amendment to Clause 6.2.1, the parties hereby agree that RedHill shall have the sole discretion to notify Apogee in writing, no later than December 31, 2018), of its request to replace the requirement for payment of the last milestone payment under Clause 6.2.1 in the amount of five hundred thousand US Dollars ($500,000), with revised royalty terms as follows, in which case, upon such notice from RedHill, the following amendments to the Agreement will enter into effect:

1.	Clause 6.2.1 will be modified to: [****] days following [****]: One Million US Dollars ($1,000,000). Additionally, [****] days following [****]: Five hundred thousand US Dollars ($500,000).
2.	Clause 6.3.1.1 will be modified to: A Royalty equal to [****] of the first [****].
3.	Clause 6.3.1.2 will be modified to: A Royalty equal to [****] of [****].

Confidential

4.	Clause 6.3.2.1 will be modified to: A Royalty equal to [****] of [****].
5.	Clause 6.3.2.2 will be modified to: A Royalty equal to [****] of [****].
6.	Clause 6.3.3 will be modified to: A royalty equal to [****] of [****].

All other terms of the Agreement are unchanged and remain in full force and effect.

WHEREFORE, the parties hereunto have caused this Amendment to be executed by their duly authorized representatives as of the date of the last party to sign to be effective and in agreement.

RedHill Biopharma Ltd		Apogee Biotechnology Corporation

/s/ Micha Ben Chorin
By:	/s/ Adi Frish	By:	/s/ [****]

Printed Name:	Micha Ben Chorin Adi Frish	Printed Name:	[****]

Title:	CFO SVP BD	Title:	[****]

Date:	February 6, 2018	Date:	February 6, 2018